Exhibit 10.1

EQUITY BANCSHARES

2006 NON-QUALIFIED STOCK OPTION PLAN

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by (1) attracting and retaining Employees and Non-Employee Directors of outstanding ability, (2) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (3) providing an effective means for selected Employees and Non-Employee Directors to acquire and maintain ownership of Company Stock, (4) motivating Employees to achieve long-range Performance Goals and objectives, and (5) providing incentive compensation opportunities competitive with peer financial institution holding companies.

1.2 Effective Date and Expiration of Plan. The Plan will be effective upon its adoption and approval by the Board. Unless earlier terminated by the Board pursuant to Section 8.2, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have the meanings set forth in this section. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

2.1 Award means, individually or collectively, any Non-Qualified Stock Option.

2.2 Award Agreement means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

2.3 Board means the Board of Directors of the Company.

2.4 Cause, with respect to any Participant, means: (a) Gross negligence or gross neglect of duties; or (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant’s employment or provision of services, as the case may be; or (d) Issuance of an order for removal of the Participant by the Company’s banks regulators. Any determination of “Cause” under this Plan shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant’s termination of employment (whether voluntary or involuntary), it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. A Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

2.5 Company means Equity Bancshares, a Kansas corporation.

2.6 Company Director means a non-employee member of the Board of Directors of the Company.

2.7 Company Stock means the Company’s common shares, without par value per share.

2.8 Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

2.9 Committee means the Compensation Committee of the Board (or the full Board in the absence of any such Compensation Committee).

2.10 Disability means the total and permanent disability of a Participant as defined by the Company’s or Subsidiary’s long term disability insurance plan, or if no such plan is maintained or the Participant is not eligible for such plan, as defined under the Social Security Act.

2.11 Effective Date means the date on which the Plan is approved by the Board of the Company, as provided in Section 1.2.

2.12 Employee means any person who, on any applicable date, is a common law employee of the Company or any Subsidiary. The Company’s employment classification of an individual shall be binding and controlling for all purposes of the Plan and shall apply irrespective of any contrary employment classification of such individual by the Internal Revenue Service, a court of competent jurisdiction or any other person or entity.

2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14 Fair Market Value means, as of any specified date, an amount equal to the reported closing price of a share of Company Stock on any established stock exchange or quotation system on the specified date or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on any established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee.

2.15 Fiscal Year means the fiscal year of the Company, which is the 52-week period ending on December 31.

2.16 Non-Employee Director means either a Company Director or a Subsidiary Director.

2.17 Nonqualified Stock Option means an option granted under the Plan which is not intended to be an incentive stock option as defined under Section 422 of the Code.

2.18 Option means a Nonqualified Stock Option to purchase Company Stock.

2.19 Option Price means the price at which Company Stock may be purchased under an Option.

2.20 Participant means an Employee or a Non-Employee Director to whom an Award has been made under the Plan.

2.21 Personal Representative means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option Award theretofore granted or made to such Participant.

2.22 Plan means the Equity Bancshares 2006 Non-Qualified Stock Option Plan, as amended from time to time.

2.23 Retirement means with respect to a Participant who is an Employee, the normal or early retirement of such Participant pursuant to the terms of the Company’s 401(k) savings plan; or with respect to a Participant who is a Non-Employee Director, such Participant’s separation from service with the Company on or after completing at least five years of service.

2.24 Shareholders mean the shareholders of the Company.

2.25 Subsidiary means a corporation or other entity with respect to which more than 50% of the voting securities of such corporation or other entity is owned directly or indirectly by the Company.

2.26 Subsidiary Director means a non-employee member of the board of directors of a Subsidiary who is not also a Company Director.

2.27 Termination means a Participant’s termination of employment or service with the Company or Subsidiary.

ARTICLE III

ADMINISTRATION

3.1 Committee to Administer. The Plan shall be administered by the Committee; provided, however, the Board shall have the sole authority to grant and administer Awards for Company Directors and any reference to the “Committee” in this Plan document shall mean the “Board” when referring to such Company Director Awards.

3.2 Powers of the Compensation Committee.

(a) The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Employees and Non-Employee Directors who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, the number of shares to be subject to each Option and all other terms and conditions of any Award.

(c) The Committee shall determine and set forth in an Award Agreement the terms of each Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate the date on which any Option may be exercised.

ARTICLE IV

AWARDS FOR EMPLOYEES

4.1 Eligibility for Employee Awards. An Award may be made to any Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and such other factors deemed relevant by the Committee.

4.2 Eligibility for Director Awards. The Board shall determine all Awards to Company Directors and the Committee shall determine all Awards to Subsidiary Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.

4.3 Shares Available Under the Plan.

(a) The Company Stock to be offered under the Plan pursuant to Options must be (i) Company Stock previously issued and outstanding and reacquired by the Company or (ii) authorized but unissued Company Stock not reserved for any other purpose. Subject to adjustment under Section 8.1, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed, in the aggregate, one hundred twenty thousand (120,000) shares.

(b) Any Company Stock related to Awards that are forfeited, terminated, expire unexercised, tendered by a Participant in connection with the exercise of an Award, withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of

Company Stock, or settled in such other manner so that a portion or all of the Company Stock included in an Award are not issued to a Participant shall become automatically available for other Awards.

4.4 Limitation on Awards. The maximum number of shares for which Options may be granted to any Participant in any one Fiscal Year shall not exceed a value of $1 million.

ARTICLE V

NON-QUALIFIED STOCK OPTIONS

5.1 Award of Stock Options. Awards under the Plan shall consist of Nonqualified Stock Options. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate.

5.2 Period of Option.

(a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Article VI, the duration of each Option shall not be more than ten years from the date of grant.

(b) Except as provided in Article VI, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee or Non-Employee Director.

5.3 Award Agreement. Each Option shall be evidenced by an Award Agreement.

5.4 Option Price, Exercise and Payment.

(a) The Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

(b) Subject to Section 8.1, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option.

(c) Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, to the extent authorized by the Committee and subject to the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure that affords a Participant the opportunity to receive a number of shares of Company Stock equal to the quotient of (i) the aggregate Fair Market Value of the Option shares being exercised less the Option Price of such Option shares and less the amount of any applicable tax withholding obligations, divided by (ii) the Fair Market Value of one share of Company Stock.

(d) In the event such Option Price is paid in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares. The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5 Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

ARTICLE VI

GENERAL TERMINATION PROVISIONS

6.1 Termination of Employment. Subject to Article VII and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant’s outstanding Awards following a Participant’s Termination.

(a) If the Participant’s Termination is due to death, Disability or Retirement, then all of the Participant’s outstanding Options shall become fully vested and may be exercised by the Participant (or his Personal Representative) at any time before the earlier of (i) one year after the Participant’s Termination or (ii) the expiration date of the Award.

(b) If the Participant’s Termination is for any reason other than death, Disability, Retirement, or Cause, then (i) any Options that are not vested on the date of such Termination will immediately terminate and be of no further force and effect and (ii) any Options that are vested on the date of such Termination may be exercised by the Participant (or his Personal Representative) at any time before the earlier of (i) three months after the Participant’s Termination or (ii) the expiration date of the Award.

(c) If the Participant’s Termination is for Cause, then all of the Participant’s outstanding Options (whether or not then vested and exercisable) shall expire and any rights thereunder shall terminate immediately.

ARTICLE VII

CHANGE IN CONTROL OF THE COMPANY

7.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article VII shall govern and supersede any inconsistent terms or provisions of the Plan.

7.2 Definitions

(a) Change in Control. For purposes of this Plan, Change in Control shall mean a Change in the Actual Control of the Company, as described in Section 7.2(a)(i), a Change in Effective Control, as described in Section 7.2(a)(ii), or a Change in the Ownership of the Company’s Assets, as described in Section 7.2(a)(iii).

(i) Change in Actual Control shall mean the acquisition by any one person, or more than one person acting as a group (as defined in Section 7.2(a)(iv), below) of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of Section 7.2(a)(ii)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section.

(ii) Change in Effective Control shall mean:

(A) The acquisition by any one person, or more than one person acting as a group (as defined in Section 7.2(a)(iv), below), during any 12-month period of ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or

(B) The replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Notwithstanding the foregoing, if any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this Section 7.2(a)(ii)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Control.

(iii) Change in the Ownership of the Company’s Assets shall mean the acquisition by any one person, or more than one person acting as a group (as defined in Section 7.2(a)(iv), below), during any 12-month period of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, there is no change in control event under this section when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer.

(iv) Persons acting as a group. For purposes of this Section 7.2(a), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

7.3 Effect of Change in Control on Certain Awards.

(a) All outstanding Options granted to Participants who are employed by the Company or a Subsidiary at the time of a Change in Control shall become fully vested and exercisable unless otherwise provided in an applicable Award Agreement.

(b) Notwithstanding the foregoing or any provision in this Plan or an Award Agreement to the contrary, in the event that the Company undergoes a Change in Control, or in the event the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation, the Committee (or the board of directors of any corporation assuming the obligations of the Company) shall have the sole and absolute power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. Such power and discretion shall include, but shall not be limited to, the power and authority to provide that Options granted hereunder must be exercised in connection with the closing of such transaction and that if not so exercised such Options will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital, shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

7.4 Amendment or Termination. This Article VII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options. Any such adjustments made by the Committee pursuant to this Section 8.1 shall be conclusive and binding for all purposes under the Plan.

8.2 Amendment, Suspension, and Termination of Plan.

(a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without approval, (i) except as provided in Section 8.1, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy applicable law, regulation or any securities exchange, market or other quotation system on or through which the Company Stock is listed or traded. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options without the consent of the Participant affected thereby.

(b) The Committee may amend or modify any outstanding Options in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options as so modified or amended, including without limitation, to change the date or dates as of which such Options may be exercised.

(c) Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

8.3 Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the individual’s to receive Awards, (ii) the form, amount, and timing of any Awards, (iii) the terms and provisions of any Awards and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among individuals who receive, or who are eligible to receive, Awards under the Plan, whether or not such individuals are similarly situated.

8.4 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.5 No Right To Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, consultant, or advisor for any period of time or at any particular rate of compensation.

8.6 Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Kansas without regard to the principles of conflict of laws.

8.7 Indemnification of Board and Committee. Indemnification shall be in accordance with the Code of Regulations as amended by the Shareholders from time to time.

8.8 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

8.9 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

8.10 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

8.11 Right of Recapture. If, at any time within one year after the date on which a Participant exercises an Option (a “realization event”), the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (a) results in the Participant’s Termination for Cause or (b) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of the Company’s Shares. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

8.12 Investment Representations. As a condition to the exercise or granting of an Award, the Committee may require the person exercising or receiving such Award to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

Amendment to the Equity Bancshares, Inc.

2006 Non-Qualified Stock Option Plan

December 19, 2007

1.	The pool of options would be 150,000 shares. The grant of the options will be allocated as indicated on the attached sheet. The unallocated options will be granted to new employees as determined by the CEO with the approval of the Compensation Committee. None of the unallocated options will be granted to the persons on the attached list without the express approval of the board of directors.

2.	The options will vest one-third when the EPS is $0.83 in a calendar year, one-third when the EPS is $0.82 a second calendar year and one third when the EPS is $0.99 in another calendar year. Provided however, the shares cannot be exercised until the individual has provided three years of service after the issuance date (the issue date for determining years of services begins on the date the option is issued to the individual). If Cumulative EPS exceeds $2.64 in a period of 3 consecutive years, all options will be vested that have been issued, and if unissued options exist they will expire. Cumulative EPS is the earnings per share determined by adding together the annual EPS on based financial statements of the Holding Company during the “Option Period”. The “Option Period” for determining the EPS shall begin January 1, 2008.

3.	The EPS amount shall be determined using standard banking accounting practices and generally accepted accounting principles determined by the audited financial statements. Non-reoccurring events such as the sale of buildings, bank charters, bond funds, asset portfolios (including loans and investments), sale-leaseback of branch locations, etc. shall be excluded in calculating the EPS for vesting purposes. The determination of what constitutes non-reoccuing events shall be made by the auditors, provided however if such auditors do not want to make this determination, Fin Pro shall make the determination. Such determination shall be final and binding on the Bank and the participants.

4.	If a person is no longer employed by the bank for any reason or is no longer on the board in the case of directors, and the three year service requirement has been met, any vested options must be exercised by such person within 30 days of such termination or such vested options shall be forfeited. Provided however, if the termination is due to death or permanent disability, and the three year service requirement has been met, the vested options must be exercised within 90 days.

5.	The strike price of the option is $17, the last offering price of the stock. The vested options can only be exercised any time after the individual has been employed (or on the board) for three years from the issue date but before the earlier of 1) December 31, 2017 or 2) when the tangible book value of stock per share exceeds the strike price of $17.

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6.	A new option plan would be considered the earlier of 1) the date when the 150,000 shares that have been reserved for the plan have been issued or 2) when all issued options have vested.

7.	Bank employees that participate in the Option Plan, other than the CEO, must be subject to a non-solicitation agreement. The CEO must be subject to a Covenant Not to Compete Agreement.

8.	If, at any time after the date hereof, there is a “Change of Control” of the Bank all of the options shall vest immediately, regardless of the three year service requirement, and must be exercised, if at all, within 90 days. For purposes of this paragraph, a “Change of Control” of the Bank shall mean the aggregate purchase in one or more, or a series of related and integrated transactions where a group of investors acquires, directly or indirectly, more than fifty and one-tenth percent (50.1%) of the voting shares of Equity Bank or of Bancshares (excluding an “initial public offering” and “follow on offering” of stock to the market) and within two years thereafter more than 50% of the Directors of Bancshares are not Directors on the date of such Change.

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AMENDMENT TWO TO THE

EQUITY BANCSHARES, INC. 2006 NON-QUALIFIED STOCK OPTION PLAN

WHEREAS, Equity Bancshares, Inc. (the “Company”) adopted the Equity Bancshares, Inc. 2006 Non-Qualified Stock Option Plan (the “Plan”) for the purpose of awarding non-qualified stock options to key personnel; and

WHEREAS, the number of shares available for award under the Plan was originally 120,000, and that number was increased to 150,000 by Amendment One;

WHEREAS, the Company now desires to amend the Plan to increase the number of shares available for award to 250,000.

NOW, THEREFORE, the last sentence of Section 4.3(a) of the Plan is amended to read in its entirety as follows:

Subject to adjustment under Section 8.1, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed, in the aggregate, two hundred fifty thousand (250,000) shares.

IN WITNESS WHEREOF, the undersigned certifies that this Amendment was adopted by the Board of Directors of the Company on February 23, 2012.

Equity Bancshares, Inc.

By: /s/ Julie Huber
Title: EVP/Corporate Secretary
Date: June 21, 2012

AMENDMENT THREE TO THE

EQUITY BANCSHARES, INC. 2006 NON-QUALIFIED STOCK OPTION PLAN

WHEREAS, Equity Bancshares, Inc. (the “Company”) adopted the Equity Bancshares, Inc. 2006 Non-Qualified Stock Option Plan (the “Plan”) for the purpose of awarding non-qualified stock options to key personnel; and

WHEREAS, the number of shares available for the award under the Plan was originally 120,000, and that number increased to 150,000 by Amendment One, and that number increased to 250,000 by Amendment Two;

WHEREAS, the Company now desires to amend the Plan to increase the number of shares available for award to 500,000.

NOW, THEREFORE, the last sentence of Section 4.3(a) of the Plan is amended to read in its entirety as follows:

Subject to adjustment under Section 8.1, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed, in the aggregate, five hundred thousand (500,000) shares.

IN WITNESS WHEREOF, the undersigned certifies that this Amendment was adopted by the Board of Directors of the Company on December 31, 2013.

Equity Bancshares, Inc.

By: /s/ Julie Huber
Title: EVP/Corporate Secretary
Date: December 31, 2013